Exhibit (l)(3)

October 3, 2014

TCP Capital Corp.
2951 28th Street, Suite 1000
Santa Monica, California 90405

RE:                           TCP Capital Corp.

Offering of Common Stock

Ladies and Gentlemen:

We have acted as special counsel to TCP Capital Corp., a Delaware corporation (the “Company”), in connection with the Equity Distribution Agreement, dated as of October 3, 2014 (the “Equity Distribution Agreement”), among Raymond James & Associates, Inc. and Cantor Fitzgerald & Co., as agents (the “Agents”), and the Company, Special Value Continuation Partners, LP, a Delaware limited partnership (“SVCP”), Tennenbaum Capital Partners, LLC, a Delaware limited liability company (the “Advisor”), and SVOF/MM, LLC, a Delaware limited liability company (the “General Partner” and, collectively with the Company, SVCP and the Advisor, the “TCP Entities”) in connection with the issuance and sale by the Company through the Agents, from time to time, of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), having an aggregate offering price of up to $100,000,000 (the “Securities”).  The Securities were registered by the Company on the Company’s shelf registration statement on Form N-2 (File No. 333-194669) filed by the Company with the Securities and Exchange Commission (the “Commission”) on March 19, 2014, under the Securities Act of 1933 (the “Securities Act”), as amended by Pre-Effective Amendments No. 1 through 3 thereto and Post-Effective Amendment No. 1 thereto (the “Registration Statement”).  The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act (the “Rules and Regulations”), of an unspecified amount of shares of the Company’s Common Stock and other securities of the Company.

This opinion is being furnished in accordance with the requirements of sub paragraph (l) of item 25.2 of part C of Form N-2.

In rendering the opinions set forth herein, we have examined and relied on originals or copies of:

(i)    the Registration Statement, and Post-Effective Amendment No. 2 thereto, as proposed to be filed with the Commission pursuant to Rule 462(d) of the Rules and Regulations as of the date hereof;

(ii)   the prospectus and the Statement of Additional Information, each dated July 2, 2014 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

(iii)  the Updated Statement of Additional Information, dated July 29, 2014, filed with the Commission pursuant to Rule 497(e) of the Rules and Regulations (the “Updated Statement of Additional Information”);

(iv)  the prospectus supplement, dated October 3, 2014, relating to the offering of Securities, in the form filed with the Commission pursuant to Rule 497(e) of the Rules and Regulations (together with the Base Prospectus and the Updated Statement of Additional Information, the “Prospectus”);

(v)   an executed copy of a certificate for the Company and SVCP of Elizabeth Greenwood, Secretary of the Company and SVCP, dated the date hereof (the “Secretary’s Certificate”);

(vi)  a copy of the Certificate of Conversion of the Company, certified by the Secretary of State of the State of Delaware on September 26, 2014, and certified pursuant to the Secretary’s Certificate;

(vii) a copy of the Certificate of Incorporation of the Company, certified by, the Secretary of State of the State of Delaware as of September 26, 2014, and certified pursuant to the Secretary’s Certificate;

(viii)     a copy of the Company’s By-Laws, as amended and in effect as of the date hereof, certified pursuant to the Secretary’s Certificate;

(ix)  a copy of certain resolutions of the Board of Directors of the Company and SVCP, adopted on September 24, 2014, certified pursuant to the Secretary’s Certificate; and

(x)   an executed copy of the Equity Distribution Agreement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.  In addition, we have assumed that the issuance and sale of the Securities do not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company is subject, (ii) any law, rule or regulation to which the Company is subject (other than DGCL, as defined below), (iii) any judicial or regulatory order or decree of any governmental authority (other than those under DGCL) or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority (other than those under DGCL).  As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others and of public officials.

Our opinions set forth herein are limited to the General Corporation Law of the State of Delaware (the “DGCL”). We do not express any opinion with respect to the law of any jurisdiction other than the DGCL or as to the effect of any such non-DGCL law on the opinions herein stated.  The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon and subject to the foregoing and to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when (i) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Securities, the consideration to be received therefor and related matters; (ii) the terms of the issuance and sale of the Securities have been duly established in conformity with the Certificate of Incorporation and the By-Laws so as not to violate any applicable law, the Certificate of Incorporation or the By-Laws or result in a default under or breach of any agreement or instrument binding upon the Company or any of its properties and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its properties and (iii) certificates in the form required under the DGCL representing the Securities are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor when issued and sold in accordance with the terms of the Equity Distribution Agreement, will be duly authorized, validly issued, fully paid and non-assessable, provided that the consideration therefor is not less than $0.001 per share of Common Stock.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.  In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate,
Meagher & Flom LLP